UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2023
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AlTi Global, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40103	92-1552220
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Madison Avenue, 21st Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)
(212) 396-5904
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ALTI	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 18, 2023, AlTi Global, Inc. (the “Company”) announced the appointment of Stephen D. Yarad as Chief Financial Officer.

Mr. Yarad joins the Company from MFA Financial, Inc. (NYSE: MFA), a leading residential mortgage REIT, where he served as Chief Financial Officer and Treasurer since 2010.

In connection with his appointment, the Company entered into a letter agreement with Mr. Yarad on September 5, 2023, setting forth the initial terms of his employment and compensation (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Yarad will receive (i) an initial base salary of $375,000 per year, (ii) a guaranteed cash bonus of $525,000 (the “2023 Guaranteed Cash Bonus”), to be paid on the date in 2024 on which annual discretionary cash bonuses for the year ended 2023 are granted to employees of the Company, and (iii) $280,000 in equity, to be granted on the date in 2024 on which annual equity awards for 2023 are granted to employees generally under the AlTi Global, Inc. 2023 Stock Incentive Plan (the “Stock Plan”).

The Offer Letter also provides for a grant of up to $880,000 in restricted stock units under the Stock Plan to compensate Mr. Yarad for the cancelation of, or ineligibility to receive, certain equity awards granted to Mr. Yarad by his former employer (the “Old Equity Awards”). The award shall be calculated as follows: (i) the aggregate value of the Old Equity Awards, based on the closing share price of the former employer on the date Mr. Yarad’s employment with the Company commences, divided by (ii) the average closing price of the Company’s stock over the 20 trading days preceding the date of employment with the Company. This grant of restricted stock units, which will vest ratably over a three-year period beginning on February 15, 2024, is subject to the terms and conditions of the Stock Plan and applicable award certificates.

No family relationship exists between Mr. Yarad and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Yarad and any other person pursuant to which Mr. Yarad was selected as an officer of the Company, nor are there any transactions to which the Company is or was a participant and in which Mr. Yarad had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

A copy of the related press release, which the Company issued on September 18, 2023, is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.
The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	AlTi Global, Inc.’s press release, dated September 18, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2023	ALTI GLOBAL, INC.

/s/ Michael Tiedemann
Michael Tiedemann
Chief Executive Officer